Exhibit 99.1

CINEMARK DECLARES QUARTERLY CASH DIVIDEND OF $0.09

PLANO, Texas, May 14, 2026 -- Cinemark Holdings, Inc. (“Cinemark”) (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, announced today that its Board of Directors has declared a quarterly cash dividend of $0.09 per share of common stock. The dividend will be paid on June 11, 2026 to stockholders of record on May 28, 2026.

About Cinemark Holdings, Inc.:

Cinemark Holdings, Inc. (NYSE: CNK) provides extraordinary out-of-home entertainment experiences as one of the largest and most influential theatrical exhibition companies in the world. Based in Plano, Texas, Cinemark makes every day cinematic for moviegoers across nearly 500 theaters and more than 5,500 screens, operating in 42 states in the U.S. (301 theaters; 4,219 screens) and 13 South and Central American countries (194 theaters; 1,401 screens). Cinemark offers guests superior sight and sound technology, including Barco laser projection and Cinemark XD, the world’s No. 1 exhibitor-branded premium large format; industry-leading penetration of upscale amenities such as expanded food and beverage offerings, Luxury Lounger recliners and D-BOX motion seats; top-notch guest service; and award-winning loyalty programs such as Cinemark Movie Club. All of this creates an immersive environment for a shared, entertaining escape, underscoring that there is no place more cinematic than Cinemark. For more information go to https://ir.cinemark.com.

Investor Contact:

Chanda Brashears

cbrashears@cinemark.com

Media Contact:

Caitlin Piper

pr@cinemark.com

Forward-looking Statements

Certain matters within this press release include “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 19, 2025 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.